EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Surna Reports Record $5.5 Million in Quarterly Revenue in Q3 2019 and Its Second Consecutive Profitable Quarter

November 12, 2019 – Boulder, Colorado – Surna Inc. (OTCQB: SRNA) announced today operating and financial results for the three and nine months ended September 30, 2019.

We will be hosting an investor conference call to discuss our Q3 2019 financial results and to provide updates on our recent business developments and our strategic growth plan. The call will be held on Wednesday, November 20, 2019 at 4:00 p.m. Eastern Time.

To access the investor call via telephone:

Dial-In Number: 1-973-528-0008

Access Code: 485475

To access the investor call via the Internet:

Webcast URL: https://www.webcaster4.com/Webcast/Page/2020/31743

Interested parties, with contact information supplied, may submit questions to the Company prior to the call to investor@surna.com. These questions, along with all live questions, will be answered in the time available.

For those unable to participate in the investor conference call at that time, a replay will be available on the investor relations section of our website at https://surna.com/investor-relations/ beginning on November 21, 2019 at 4:00 p.m. Eastern Time (and will remain available until February 1, 2020).

Financial Highlights

Surna had another record-setting quarter in Q3 2019:

●	Our Q3 2019 revenue was $5.5 million—a record. Our Q3 2019 revenue represents an increase of 66% compared to Q3 2018 and 31% compared to Q2 2019 revenue of $4.2 million—which was our then previous record high. Third quarter revenue reflects $3.9 million recognized from two expansion project contracts we signed with a single multi-facility operator in Q2 2019.

●	Our third quarter gross margin was 28.6%, a decrease from 34.4% in Q2 2019, as we took advantage of larger project opportunities that included a high proportion of non-proprietary products. Our gross margin for the first nine months of 2019 was 30.6%, an increase of 3.5 percentage points over the gross margin of 27.1% for the first nine months of 2018.

●	For the first time, we achieved back-to-back quarters of both positive operating and net income. For Q3 2019, operating income was $277,000 and net income was $222,000, each a quarterly record for us. Moreover, our adjusted operating income was $421,000, a key management metric and point of focus.

●	As of September 30, 2019, our cash was $2,000,000. We generated $1,750,000 in cash flow from our operating activities in the first nine months of 2019. We also reduced our working capital deficit to $771,000 as of September 30, 2019, a decrease over the last six months of $857,000, from $1,628,000 as of March 31, 2019.

Tony McDonald, the Company’s CEO, stated: “We are extremely pleased with our second straight quarter of record revenue and profits. We continue to focus on our two key financial metrics: revenue growth and profitability. We also improved our cash position significantly—with a quarter-end cash balance of $2.0 million—and strong operating cash flows year-to-date. We believe the numbers speak for themselves.”

Other Highlights

Other highlights during Q3 2019 include:

●	During Q3 2019, we entered into contracts for our SentryIQTM sensors, controls and automation platform with two multi-facility operators which totaled $218,000 as well as two controls contracts with larger independent cultivators for $295,000. We believe our expanding controls business positions us for a more significant role in the technology and automation advancement of indoor grow facilities. Through September 30, 2019, we signed seven controls contracts for a total aggregate contract value of $687,000.

●	In June 2019, we delivered our first custom-designed ducted air handling system, which is now offered as an alternative to our new and improved ductless fan coil units. Our ability to offer larger capacity air handling systems should provide greater opportunities for us to work with multi-facility operators. Through September 30, 2019, we entered into sales contracts of $2,860,000 for our ducted air handling systems, of which we recognized revenue of $2,270,000.

Bookings and Backlog

During Q3 2019, we executed new sales contracts with a total contract value of $2,441,000. During this same period, we cancelled two outstanding sales contracts with a total remaining contract value of $47,000 and had positive change orders of $250,000. After adjustments for these cancellations and change orders, our net bookings in Q3 2019 were $2,644,000, representing a decrease of $3,046,000 (or 54%) from net bookings of $5,690,000 in Q2 2019.

During Q3 2019, we believe certain Canadian prospects delayed new or expansion projects as access to capital has recently tightened due to current market conditions in that country. However, we continue to pursue several initiatives to drive our bookings and revenue growth. Among other activities, we sharpened and expanded our marketing outreach in an effort to increase the quantity of qualified sales leads. During the third quarter, we also added three sales representatives. Finally, we believe our introduction of several new products to the market, including custom air-handlers, 4-pipe fan coil units, and our SentryIQTM controls system, will also contribute to our future growth.

Strategic Plan

To date, we have identified several business verticals, or silos, that we believe could be logical and natural complements to our climate control business, including: lighting, fertigation (automated process of delivering nutrients and water to plants), benches (customized systems to optimize use of the growing space), cultivation management technology (software), consumables (growing, packaging, facility and lab supplies), and operational improvement analytics (modeling, data aggregation and artificial intelligence). Initially, we will seek to form strategic alliances, such as distribution, reseller, co-marketing or product development agreements, with select companies which are consistent with our strategic direction. Through at least the first half of 2020, our strategic focus will be to establish these types of strategic alliances.

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Over time, it is possible that some of these strategic alliances may evolve into acquisition targets. Under the right circumstances and at the appropriate time, we believe acquisitions and related capital infusions of growth equity, combined with the proper execution of our growth plan, can accelerate our progress towards consistent cash operating profitability. Our goal for 2021 is to obtain a Nasdaq listing and implement an aftermarket support program that will result in a widely held, actively traded, and fully valued public company.

About Surna Inc.

Surna Inc. (www.surna.com) is a Boulder, Colorado-based company that designs, engineers and manufactures environmental control and air sanitation systems for commercial, state- and provincial-regulated indoor cannabis cultivation facilities in the U.S. and Canada. Our engineering and technical team provides energy and water efficient solutions that allow growers to meet the unique demands of a cannabis cultivation environment through precise temperature, humidity, and process controls and to satisfy the evolving code and regulatory requirements being imposed at the state, provincial and local levels. We have been involved in consulting, equipment sales and/or full-scale design for over 800 grow facilities since 2006 making us a trusted resource for indoor environmental design and control management for the cannabis industry.

Forward Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect our current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in our Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC. Please refer to our SEC filings for a more detailed discussion of the risks and uncertainties associated with our business, including but not limited to the risks and uncertainties associated with our business prospects and the prospects of our existing and prospective customers; the inherent uncertainty of product development; regulatory, legislative and judicial developments, especially those related to changes in, and the enforcement of, cannabis laws; increasing competitive pressures in our industry; and relationships with our customers and suppliers. Except as required by the federal securities laws, we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The reference to Surna’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

Non-GAAP Financial Measures

To supplement our financial results on U.S. generally accepted accounting principles (“GAAP”) basis, we use non-GAAP measures including net bookings, backlog, as well as adjusted net income (loss) which reflects adjustments for certain non-cash expenses such as stock-based compensation, certain debt-related items and depreciation expense. We believe these non-GAAP measures are helpful in understanding our past performance and are intended to aid in evaluating our potential future results. The presentation of these non-GAAP measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for financial information prepared or presented in accordance with GAAP. We believe these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. For purposes of this press release, (i) “adjusted net income (loss)” and “adjusted operating income (loss)” mean GAAP net income (loss) and operating income (loss), respectively, after adjustment for non-cash equity compensation expense, debt-related items and depreciation expense, and (ii) “net bookings” means new sales contracts executed during the quarter for which we received an initial deposit, net of any adjustments including cancelations and change orders during the quarter.

Our backlog and net bookings may not be indicative of future operating results, and our customers may attempt to renegotiate or terminate their contracts for a number of reasons, including delays in or inability to obtain project financing or licensing or abandonment of the project entirely. Accordingly, there can be no assurance that contracts included in the backlog will actually generate revenues or when the actual revenues will be generated.

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Statement about Cannabis Markets

The use, possession, cultivation, and distribution of marijuana is prohibited by U.S. federal law for medical and recreational purposes. Although certain states have legalized medical and recreational cannabis, companies and individuals involved in the sector are still at risk of being prosecuted by federal authorities. Further, the landscape in the cannabis industry changes rapidly. This means that at any time the city, county, or state where cannabis is permitted can change the current laws and/or the federal government can supersede those laws and take prosecutorial action. Given the uncertain legal nature of the cannabis industry, it is imperative that investors understand that investments in the cannabis industry should be considered very high risk. A change in the current laws or enforcement policy can negatively affect the status and operation of our business, require additional fees, stricter operational guidelines and unanticipated shut-downs. Although our customers do, we neither produce nor sell cannabis.

Surna Contact

Jamie English
Director of Marketing
jamie.english@surna.com
(303) 993-5271

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Surna Inc.

Condensed Consolidated Balance Sheets (unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Current Assets
Cash and cash equivalents	$2,000,465	$253,387
Accounts receivable (net of allowance for doubtful accounts of $162,152 and $119,022, respectively)	106,621	210,187
Inventory, net	936,171	935,886
Prepaid expenses	692,889	127,694
Other assets	3,490	654
Total Current Assets	3,739,636	1,527,808
Noncurrent Assets
Property and equipment, net	289,235	520,321
Goodwill	631,064	631,064
Intangible assets, net	12,075	23,028
Deposits	51,000	51,000
Operating lease right-of-use asset	580,144	-
Total Noncurrent Assets	1,563,518	1,225,413

TOTAL ASSETS	$5,303,154	$2,753,221

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$2,022,173	$1,917,087
Deferred revenue	2,274,993	641,798
Current portion of operating lease liability	213,345	-
Total Current Liabilities	4,510,511	2,558,885

NONCURRENT LIABILITIES
Operating lease liability	460,901	-
Total Noncurrent Liabilities	460,901	-

TOTAL LIABILITIES	4,971,412	2,558,885

Commitments and Contingencies (Note 6)

SHAREHOLDERS’ EQUITY
Preferred stock, $0.00001 par value; 150,000,000 shares authorized; 42,030,331 shares issued and outstanding	420	420
Common stock, $0.00001 par value; 350,000,000 shares authorized; 228,216,638 and 224,989,794 shares issued and outstanding, respectively	2,283	2,250
Additional paid in capital	25,213,957	24,538,027
Accumulated deficit	(24,884,918)	(24,346,361)
Total Shareholders’ Equity	331,742	194,336

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,303,154	$2,753,221

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Surna Inc.

Condensed Consolidated Statements of Operations (unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue, net	$5,524,105	$3,324,621	$11,505,728	$7,387,094

Cost of revenue	3,943,758	2,228,069	7,987,516	5,385,103

Gross profit	1,580,347	1,096,552	3,518,212	2,001,991

Operating expenses:
Advertising and marketing expenses	123,566	223,474	415,479	658,393
Product development costs	98,145	75,448	326,659	207,537
Selling, general and administrative expenses	1,081,294	1,460,273	3,284,485	5,121,051
Total operating expenses	1,303,005	1,759,195	4,026,623	5,986,981

Operating income (loss)	277,342	(662,643)	(508,411)	(3,984,990)

Other income (expense):
Interest and other income (expense), net	(55,319)	19,081	(30,146)	35,571
Interest expense	-	-	-	(35)
Gain on change in fair value of derivative liabilities	-	-	-	21,403
Total other income (expense)	(55,319)	19,081	(30,146)	56,939

Income (loss) before provision for income taxes	222,023	(643,562)	(538,557)	(3,928,051)

Income taxes	-	-	-	-

Net income (loss)	$222,023	$(643,562)	$(538,557)	$(3,928,051)

Income (loss) per common share – basic and dilutive	$0.001	$(0.003)	$(0.002)	$(0.018)

Weighted average number of common shares outstanding, basic	227,918,377	222,782,404	227,475,335	216,836,968

Weighted average number of common shares outstanding, dilutive	237,028,377	222,782,404	227,475,335	216,836,968

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Surna Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

	For the Nine Months Ended September 30,
	2019	2018
Cash Flows From Operating Activities:
Net loss	$(538,557)	$(3,928,051)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and intangible asset amortization expense	129,723	118,999
Gain on change in derivative liabilities	-	(21,403)
Compensation paid in equity	675,963	2,067,191
Provision for doubtful accounts	43,130	3,682
Provision for excess and obsolete inventory	(213,556)	4,926
Loss on disposal of assets	115,359	19,278

Changes in operating assets and liabilities:
Accounts receivable	60,436	94,152
Inventory	213,271	16,498
Prepaid expenses and other	(568,031)	(55,960)
Operating lease right-of-use asset	134,272	-
Accounts payable and accrued liabilities	213,044	368,328
Deferred revenue	1,633,195	(399,542)
Deferred rent	-	(5,014)
Lease liability	(148,128)	-
Net cash provided by (used in) operating activities	1,750,121	(1,716,916)

Cash Flows From Investing Activities
Capitalization of intangible assets	-	(2,503)
Purchases of property and equipment	(3,043)	(232,109)
Proceeds from payment of tenant improvement allowance	-	100,000
Cash disbursed for equipment held for lease	-	(16,237)
Net cash used in investing activities	(3,043)	(150,849)

Cash Flows From Financing Activities
Cash proceeds from sale of common stock and warrants	-	1,210,000
Proceeds from exercises of stock options	-	3,375
Proceeds from exercise of investor warrants	-	15,000
Repurchase of common shares from related party	-	(400,000)
Purchase of option to repurchase preferred stock from related party	-	(5,000)
Payments on loans from shareholders	-	(6,927)
Net cash provided by financing activities	-	816,448

Net increase (decrease) in cash	1,747,078	(1,051,317)
Cash, beginning of period	253,387	2,468,199
Cash, end of period	$2,000,465	$1,416,882

Supplemental cash flow information:
Interest paid	$-	$35

Non-cash investing and financing activities:
Equity issued in settlement	$-	$226,400
Extinguishment of derivative liability on cashless exercise of warrants	$-	$389,477
Unpaid purchases of equipment and other assets	$-	$2,525

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